WISCONSIN PUBLIC SERVICE CORPORATION AND SUBSIDIARY                                          EXHIBIT A-1
CONSOLIDATING BALANCE SHEET
AS OF DECEMBER 31, 1998

                                               Wisconsin                 Eliminations
                                                 Public       WPS       Debit   Credit      Consolidated
                                                 Service    Leasing,    -----   ------         Balance
                                              Corporation     Inc.       (Thousands)            Sheet
                                              -----------   --------    -----   ------      ------------
         ASSETS
         ------
Utility Plant:
   In service
      Electric                                $1,519,423    $15,288      $  -     $  -       $1,534,711
      Gas                                        267,892          -         -        -          267,892
      Less - accumulated depreciation          1,118,318      1,740         -        -        1,120,058
                                               ---------     ------       ---      ---        ---------
      Net plant                                  668,997     13,548         -        -          682,545
      Nuclear decommissioning trusts             171,442          -         -        -          171,442
      Construction work in progress               35,996          -         -        -           35,996
      Nuclear fuel - net                          18,641          -         -        -           18,641
                                               ---------     ------       ---      ---        ---------
         Net Utility Plant                       895,076     13,548         -        -          908,624
                                               ---------     ------       ---      ---        ---------

Current Assets:
   Cash                                            1,908        (26)        -        -            1,882
   Customer and other receivables                 63,196        120         -      123           63,193
   Accrued utility revenues                       30,877          -         -        -           30,877
   Fossil fuel, at average cost                   12,433          -         -        -           12,433
   Gas in storage, at average cost                14,855          -         -        -           14,855
   Materials and supplies, at average cost        20,054          -         -        -           20,054
   Prepayments and other                          19,491          -         -        -           19,491
                                               ---------     ------       ---      ---        ---------
      Total Current Assets                       162,814         94         -      123          162,785
                                               ---------     ------       ---      ---        ---------
Regulatory Assets                                 68,335          -         -        -           68,335
Net Nonutility Plant                               2,888          -         -        -            2,888
Pension Assets                                    60,018          -         -        -           60,018
Investments and Other Assets                      64,901          -        31        -           64,932
                                               ---------     ------       ---      ---        ---------
Total Assets                                  $1,254,032    $13,642      $ 31     $123       $1,267,582
                                               =========     ======       ===      ===        =========

  CAPITALIZATION AND LIABILITIES
  ------------------------------
Capitalization:
   Common stock equity                        $  203,430    $   476      $476     $  -       $  203,430
   Retained earnings                             284,726       (507)        -      507          284,726
   ESOP loan guarantee                            (6,448)         -         -        -           (6,448)
   Preferred stock                                51,200          -         -        -           51,200
   Long-term debt                                289,972     14,061         -        -          304,033
                                               ---------     ------       ---      ---        ---------
      Total Capitalization                       822,880     14,030       476      507          836,941
                                               ---------     ------       ---      ---        ---------

Current Liabilities:
   Note payable                                   10,000          -         -        -           10,000
   Commercial paper                               25,000          -         -        -           25,000
   Accounts payable                               60,801          2       123        -           60,680
   Accrued interest and taxes                      2,593         (3)        -        -            2,590
   Other                                           6,564          -         -        -            6,564
                                               ---------     ------       ---      ---        ---------
      Total Current Liabilities                  104,958         (1)      123        -          104,834
                                               ---------     ------       ---      ---        ---------

Other Long-Term Liabilities
  and Deferred Credits:
   Accumulated deferred income taxes             118,476          -         -        -          118,476
   Accumulated deferred
     investment tax credits                       25,159       (387)        -        -           24,772
   Regulatory liabilities                         43,591          -         -        -           43,591
   Environmental remediation liabilities          39,028          -         -        -           39,028
   Other long-term liabilities                    99,940          -         -        -           99,940
                                               ---------     ------       ---      ---        ---------
      Total Other Long-Term Liabilities          326,194       (387)        -        -          325,807
                                               ---------     ------       ---      ---        ---------
Total Capitalization and Liabilities          $1,254,032    $13,642      $599     $507       $1,267,582
                                               =========     ======       ===      ===        =========
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